Exhibit 99.3

Contacts:	James K. Johnson
Chief Financial Officer
Alloy, Inc.
212/244-4307

For immediate release:

ALLOY ANNOUNCES EFFECTIVENESS OF DELIA*S, INC.

REGISTRATION STATEMENT

New York, NY – December 12, 2005—Alloy, Inc. (“Alloy”) (Nasdaq: ALOY), a media, marketing services, direct marketing and retail company primarily targeting the dynamic Generation Y population, today announced that the Securities and Exchange Commission today declared effective the Registration Statement on Form S-1 of its subsidiary, dELiA*s, Inc. (“dELiA*s”), which currently operates Alloy’s merchandising business, relating to (i) the 23,339,782 shares of dELiA*s common stock, par value $.001 per share, to be distributed by Alloy to holders of Alloy common stock and (ii) the 2,691,790 shares of dELiA*s’ common stock proposed to be issued in dELiA*s’ proposed $20 million subscription rights offering. Barring unforeseen events, the distribution is expected to occur on December 19, 2005 to Alloy stockholders of record at the close of business on December 7, 2005. Ex-dividend trading in Alloy common stock (i.e., reflecting the dELiA*s spin-off) will commence on December 13, 2005. The distribution is contingent upon satisfaction of various legal, contractual and other requirements.

Copies of the final prospectus relating to the dELiA*s securities may be obtained from Edward Taffet, General Counsel of dELiA*s. Mr. Taffet can be reached at 435 Hudson Street, New York, New York 10014, telephone (212) 807-9060 or by email at spinoff@delias.com.

About Alloy, Inc.

Alloy, Inc. is a media, marketing services, direct marketing and retail company primarily targeting Generation Y, a key demographic segment comprising the more than 60 million boys and girls in the United States between the ages of 10 and 24. Alloy’s convergent media model uses a wide range of media assets to reach more than 31 million Generation Y consumers each month and is comprised of two distinct businesses: Alloy Media + Marketing and dELiA*s, Inc. Alloy Media + Marketing is one of the largest providers of targeted media and promotional marketing programs incorporating such industry- recognized divisions as Alloy Marketing & Promotions (AMP), 360 Youth, American Multicultural Marketing (AMM), Market Place Media (MPM), Alloy Education, Alloy Entertainment, and Alloy Out-of-Home. Working with these groups, marketers can connect with their targeted audience through a host of advertising and marketing programs incorporating Alloy’s wide ranging media and marketing assets such as direct mail catalogs, college and high school newspapers, Web sites, display media boards, college guides, and promotional events. dELiA*s, Inc., our direct marketing and retail store subsidiary, includes the dELiA*s, Alloy, and CCS brand names and sells apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, websites and retail stores. For further information regarding Alloy, please visit our corporate website at (www.alloyinc.com).

About dELiA*s, Inc.

dELiA*s, Inc. currently is a wholly-owned subsidiary of Alloy and is a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19. Its brands—dELiA*s, Alloy and CCS — are lifestyle brands that generate revenue by selling apparel, accessories, footwear, room furnishings and action sports equipment predominantly to teenage consumers through direct mail catalogs, websites and, for dELiA*s, mall-based specialty retail stores.

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2005, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.